CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-255602 on Form S-6 of our report dated June 21, 2021, relating to the financial statements of FT 9434, comprising International Capital Strength Portfolio, Series 51 and SMid Capital Strength Portfolio, Series 51, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 21, 2021